Exhibit 5.1

                                Phelps Dunbar LLP
COUNSELORS AT LAW

New Orleans, LA                                                                                Jackson, MS

Baton Rouge, LA                                                                               Tupelo, MS

Houston, TX                                                                                  Gulfport, MS

Tampa, FL                                                                                   London, England

Canal Place
365 Canal Street ● Suite 2000
New Orleans, Louisiana  70130-6534
(504) 566-1311
FAX: (504) 568-9130

www.phelpsdunbar.com

April 15, 2008

Britton & Koontz Capital Corporation
500 Main Street
Natchez, Mississippi 39120

Re:           Britton & Koontz Capital Corporation
2007 Long-Term Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Britton & Koontz Capital Corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) with respect to the issuance by the Company of a maximum of 115,000 shares of $2.50 par value common stock (the “Common Stock”) under the Britton & Koontz Capital Corporation 2007 Long-Term Incentive Compensation Plan (the “Plan”), subject to adjustment as provided in the Plan.

In so acting, we have examined and relied upon the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.  In connection with such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us.  We have further assumed the intent of the Board of Directors of the Company, as evidenced by those certain resolutions dated February 20, 2007 and April 15, 2008 and by the description of the Plan included in the Company’s Definitive Proxy Statement filed with the Commission on March 21, 2007 to reserve for issuance under the Plan the number of shares of Common Stock specified therein, subject to the terms and conditions set forth in the Plan.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Common Stock has been duly authorized, and, when issued in accordance with the terms described in the Plan and the  Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Mississippi and the federal laws of the United States of America.  We express no opinion as to matters governed by the laws of any other state.  Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law.  We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the General Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ PHELPS DUNBAR LLP